EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated March 11, 2005, with respect to the consolidated financial statements of Swift Energy Company included in its Annual Report (Form 10-K) for the year ended December 31, 2004, Swift Energy Company management's assessment of the effectiveness of internal control over financial reporting, and the effectivess of internal control over financial reporting of Swift Energy Company, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12831).


                                                /s/ Ernst & Young

Houston, Texas
December 22, 2005